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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134687, 333-128397, 333-61862 and 333-100648)
and Form S-8 (Nos. 333-128396, 333-124856, 333-122718, 333-108767, 333-99729,
333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425 and 333-04131)
of Nuance Communications, Inc. (formerly ScanSoft, Inc.) of our report dated March 27, 2006 relating to the financial statements of Dictaphone Corporation, which appears in the Current Report on Form 8-K/A of Nuance Communications, Inc. dated June 2, 2006.

/s/PricewaterhouseCoopers LLP
Stamford, CT
June 2, 2006